Exhibit 10.01

EXTENSION TO AGREEMENT AND PLAN OF MERGER

THIS EXTENSION TO AGREEMENT AND PLAN OF MERGER (the "Extension Agreement") is made as of December 1, 2015 by and among Mondial Ventures, Inc., a Nevada corporation ("Parent") and EZTicket Live Inc., a Nevada corporation ("Company").  The foregoing are sometimes singly referred to as a "Party" or collectively as the "Parties."
RECITALS:
WHEREAS, Company is engaged in the business of online ticketing for all types of events (the "Business"); and

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and Company, Company Shareholders, as Company's majority shareholders, Parent, as Merger Subsidiary's majority shareholders, and Preferred Parent Shareholders have approved the merger of the Merger Subsidiary with and into Company (the "Merger") upon the terms and subject to the conditions set forth herein and have signed an Agreement and Plan of Merger on June 11, 2015 (the "Agreement"); and
WHEREAS, Section 1.3 of the Agreement provided that the Termination Date of the Agreement would be July 15, 2015;
WHEREAS, on July 15, 2015, the Parties elected to extend the Termination Date of the Agreement to September 30, 2015;
WHEREAS, on September 30, 2015, the Parties elected to extend the Termination Date of the Agreement to November 30, 2015;
WHEREAS, the Parties wish to extend the Termination Date to November 30, 2015 (unless such date is extended by the Parties in writing).
THEREFORE, The parties hereby agree to extend the Termination Date of the Agreement in Section 1.3 of the Agreement to January 30, 2016. All other provisions shall remain the same.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
MONDIAL VENTURES, INC. By: /s/Dennis R Alexander Dennis R. Alexander, President	EZTICKET LIVE INC. By: /s/Kevin L Jones Kevin L. Jones, President